EXHIBIT 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Joe Calabrese
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3772

ASHFORD STOCKHOLDERS APPROVE COMBINATION
WITH REMINGTON

A Majority of the Minority Votes Cast Vote in Favor of the Combination

DALLAS, October 24, 2019 - Ashford Inc. (NYSE American: AINC) (“Ashford” or the “Company”) announced that its stockholders approved the proposals relating to the Company’s combination with Remington Holdings, LP (“Remington”) at a special meeting held earlier today. Holders of approximately 92% of Ashford shares present and voting at the meeting, representing over 75% of outstanding voting shares, voted in favor of the combination, and approximately 87% of shares, excluding shares owned by the Bennett family, present and voting at the meeting voted in favor of the combination. Also, approximately 70% of shares, excluding shares owned by Ashford Hospitality Trust (NYSE: AHT), Braemar Hotels & Resorts (NYSE: BHR), and insiders and related parties, present and voting at the meeting voted in favor of the combination. The combination will create the only public, pure-play provider of asset and property management services to the lodging industry.

“With stockholder support of our combination with Remington, we have achieved a significant milestone as we move to complete this transformational transaction,” said Monty J. Bennett, Ashford’s Chairman and Chief Executive Officer. “We recently received the private letter ruling from the Internal Revenue Service and currently anticipate closing the transaction on or around

November 6, 2019. The combination will rapidly build operating scale and earnings power, and we expect it to significantly accelerate Ashford’s growth.”

Ashford provides global asset management, investment management and related services to the real estate and hospitality sectors.
Follow Chairman and CEO Monty Bennett on Twitter at www.twitter.com/MBennettAshford or @MBennettAshford.
Ashford has created an Ashford App for the hospitality REIT investor community. The Ashford App is available for free download at Apple’s App Store and the Google Play Store by searching “Ashford.”
Additional Information and Where to Find It

In connection with Ashford Inc.’s planned acquisition of Remington Holdings, L.P.’s hotel management business, Ashford Nevada Holding Corp. (a subsidiary of Ashford Inc., to be renamed Ashford Inc. at the closing of the transaction) has filed a Registration Statement on Form S-4 (Registration No. 333-232736), which includes a definitive joint proxy statement/prospectus, which was mailed to Ashford Inc. stockholders on or about September 23, 2019. Additionally, Ashford Inc. files annual, quarterly and current reports, proxy and information statements and other information with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS OF ASHFORD INC. ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT ASHFORD INC. WILL FILE WITH THE SECURITIES AND EXCHANGE COMMISSION WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ASHFORD INC. AND THE TRANSACTION. The proxy/prospectus and other relevant materials in connection with the transaction (when they become available), and any other documents filed by Ashford Inc. with the Securities and Exchange Commission, may be obtained free of charge at the Securities and Exchange Commission’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the Securities and Exchange Commission at the Ashford Inc.’s website, www.ashfordinc.com, under the “Investors” link, or by requesting them in writing or by telephone from us at 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254, Attn: Investor Relations or (972) 490-9600.

Safe Harbor for Forward Looking Statements
Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “can,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford Inc.’s control.
These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: adverse litigation or regulatory developments; general volatility of the capital markets and the market price of our common stock and preferred stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the local economic conditions; the degree and nature of our competition; actual and potential conflicts of interest with Ashford Hospitality Trust, Inc., Braemar Hotels and Resorts Inc., Remington Lodging & Hospitality LP, our executive officers and our non-independent directors; changes in governmental regulations, accounting rules, tax rates and similar matters; legislative and regulatory changes, including changes to the Internal Revenue Code of 1986, as amended, and related rules, regulations and interpretations governing the taxation of REITs; limitations imposed on our business and Ashford Hospitality Trust, Inc.’s and Braemar Hotels and Resorts Inc.’s ability to satisfy complex rules in order to qualify as a REIT for federal income tax purposes; risks related to Ashford Inc.’s ability to complete the acquisition on the proposed terms; the possibility that competing offers will be made; risks associated with the Remington Hotel Management business combination transaction, such as the risk that the Hotel Management business will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the acquisition will not be realized. These and other risk factors are more fully discussed in Ashford Inc.’s filings with the Securities and Exchange Commission (SEC) including Ashford Inc.’s definitive proxy statement filed with the SEC on September 23, 2019 and Ashford Inc.’s 10-K filed with the SEC on March 8, 2019.
The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.
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